Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 33-95190, 333-03999, 333-21887, 333-53835, 333-57355, 333-64743, 333-38850, 333-70638, 333-104211, 333-142472, 333-142474 and 333-179831) and on Form S-8 (File No.’s 33-95188, 333-36699, 333-45317, 333-67824 and 333-166489) of First Industrial Realty Trust, Inc. of our report dated February 28, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 28, 2013